NON-QUALIFIED RETIREMENT AND DEATH BENEFIT AGREEMENT


                  THIS AGREEMENT made this first day of February 1994 by and between STAR MULTI CARE SERVICES, INC., a corporation organized under the laws of the State of New York (the "Corporation"), and STEPHEN STERNBACH residing in the State of New York (the "Employee").

WITNESSETH THAT:

                  In consideration of the agreements hereinafter contained the parties hereto agree as follows:

                 1. The Corporation agrees to employ the Employee and the Employee agrees to serve the corporation in such capacity as the Board of Directors of the Corporation (the "Board") may designate from time to time, as per employment contract dated December 4, 1990.

                 2. During the term of his employment, the Employee shall devote all of his time, attention, skill and efforts to the performance of his duties for the Corporation.

                 3. The Corporation shall pay the Employee during the term of his employment contract hereunder such salary payable monthly as the Board may from time to time determine together with deferred compensation payable as provided in paragraph 5 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below.

                 4. (a) The Corporation shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, an amount not to exceed 5% of the employee's gross annual salary, on the last day of May, 1994, and an amount not to exceed 5% of the employee's gross annual salary on the last day of May thereafter during the continuance of the Employee's employment hereunder.

                    (b) Any such funds so credited to the Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Chief Financial Officer in his discretion. In the exercise of the foregoing discretionary investment powers, the Chief Financial Officer may engage investment counsel and, if he so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.

                    (c) The Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement.

                    (d) Title to and beneficial ownership of any assets, whether cash or investments which the Corporation may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Corporation and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation.


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                 5. The  benefits  to be paid as deferred  compensation  (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below) are as follows:

                    (a) If the Employee's employment hereunder is terminated on or after the Employee shall have reached the age of 50, the Corporation shall pay to him in a lump sum an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date.

                    (b) If the Employee's employment hereunder is terminated for any reason other than death and disability but before the Employee shall have reached the age of 50, then the Corporation shall pay to him a lump sum an amount equal to the fair market value of his account on that date.

                    (c) If the Employee's employment is terminated because of disability or death before he has reached the age of 50, and while he is in the employ of the Corporation, then the Corporation shall pay to the Employee (in the event of his disability) or his designated beneficiary (in the event of his death) in the same manner and to the same extent as provided in paragraph 5(a), above.

                    (d) If the Corporation is involved in a merger or is acquired by another Company, the Corporation shall pay to the Employee in a lump sum an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date.

                    (e) The beneficiary referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Corporation and delivered to the Corporation before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the payment payable under paragraph 5(c), above shall be payable to the Employee's estate.

                    (f) The Employee shall be deemed to have become disabled for purposes of paragraph 5(c), above if the Board shall find on the basis of medical evidence satisfactory to the Board that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Corporation and that such disability will be permanent and continuous during the remainder of his life.

                 6. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of the Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.


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


                 7. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

                 8. If the Board shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this agreement.

                 9. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Corporation as an executive or in any other capacity.

                 10. Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees.

                 11. The Board shall have full power and authority to interpret, construe and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

                 12. This agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Employee and his heirs, executors, administrators and legal representatives.

                 13. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                 IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and Employee has hereunto set his hand and seal as of the date first above written.

                                                      By:  /S/ WILLIAM FELLERMAN
                                                           ---------------------
                                                           Secretary


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